Exhibit 28.h.2.iii

FAIRHOLME FUNDS, INC.

AMENDMENT

TO

TRANSFER AGENCY SERVICES AGREEMENT

This Amendment (the “Amendment”) is effective as of November 1, 2011 by and among FAIRHOLME CAPITAL MANAGEMENT, L.L.C. (the “Advisor”), FAIRHOLME FUNDS, INC. (the “Fund”) and BNY MELLON INVESTMENT SERVICING (US) INC. (f/k/a PNC Global Investment Servicing (U.S.) Inc.) (“BNY Mellon”).

BACKGROUND:

A.

The Advisor, which is a party with respect only to Section 9 of the Transfer Agency Services Agreement (the “Agreement”), the Fund and BNY Mellon entered into the Agreement as of January 14, 2009, as amended (the “Agreement”), relating to BNY Mellon’s provision of certain transfer agency services to the Fund’s investment portfolios listed on Exhibit A to the Agreement (each, a “Portfolio”).

B.	The parties desire to amend the Agreement as set forth herein.

C.	This Background section is incorporated by reference into and made a part of this Amendment.

D.

All references in the Agreement to PNC Global Investment Servicing (U.S.) Inc. are hereby replaced with “BNY Mellon Investment Servicing (US) Inc.” and all references to “PNC” are hereby replaced with “BNY Mellon”.

TERMS:

The parties hereby agree that:

1.	Section 18(a) of the Agreement is hereby deleted in its entirety and replaced with the following:

“(a) This Agreement shall be effective on the date first written above and, unless terminated pursuant to its terms, shall continue until 11:59 PM on October 31, 2014 (the “Initial Term”), at which time this Agreement shall terminate, unless renewed in accordance with the terms hereof.”

2.	For clarity, as of the effective date of this Amendment the Agreement shall be deemed to be in its “Initial Term” (as defined in Section 1 above) rather than a “Renewal Term”.

3.	Miscellaneous.

(a)	As amended and supplemented hereby, the Agreement shall remain in full force and effect.

(b)

This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The facsimile signature of any party to this Amendment shall constitute the valid and binding execution hereof by such party.

(c)	This Amendment shall be deemed to be a contract made in Delaware and governed by Delaware law, without regard to principles of conflicts of law.

IN WITNESS WHEREOF, each party hereto has caused this Amendment to be executed by its duly authorized representatives designated below as of the day and year first above written.

BNY MELLON INVESTMENT SERVICING (US) INC.

By:
Name:
Title:

FAIRHOLME FUNDS, INC.

By:
Name:
Title:

FAIRHOLME CAPITAL MANAGEMENT, L.L.C.
(with respect to Section 9 of the Agreement only)

By:
Name:
Title: